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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) September 17, 1999


                             SFX ENTERTAINMENT INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  1-14993                13-3977880
(State or other jurisdiction     (Commission            (I.R.S. Employer
      of incorporation)           File No.)            Identification No.)


                               650 MADISON AVENUE
                                   16TH FLOOR
                            NEW YORK, NEW YORK 10022
          (Address, including zip code, of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 838-3100

                                    No Change
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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                             SFX ENTERTAINMENT, INC.

ITEM 2.  ACQUISITION OF ASSETS.

         On September 17, 1999, SFX Entertainment Inc. acquired all of the oustanding capital stock of Apollo Leisure Group Limited, a privately-held company, from its shareholders. Apollo operates live theaters and provides entertainment and leisure management services in the United Kingdom. In addition Apollo owns Tickets Direct, a telephone operator-based ticketing system. As part of the transaction, SFX also acquired Barry Clayman Corporation Limited, a leading promoter of concert and other live entertainment events in the United Kingdom.

         On August 2, 1999, SFX entered into a definitive purchase agreement with Apollo's shareholders that provided that the acquisition was conditioned on the receipt by the sellers of tax clearance from Inland Revenue, the U.K.'s tax authority. The parties were advised that Inland Revenue denied the requested tax clearance, and the agreement was terminated. SFX and Apollo negotiated an alternative structure for its acquisition of Apollo that preserved the basic economic terms of the transaction, and entered into a definitive share purchase agreement with Apollo's shareholders on September 17, 1999, a copy of which is attached as Exhibit 10.1 to this report (the "Share Purchase Agreement").

         The total purchase price for the acquisition of Apollo was approximately $256.4 million (based on the exchange rate as of September 17, 1999), comprised of approximately $196.4 million in cash (based on the exchange rate as of September 17, 1999), 979,667 shares of Class A common stock with a value of approximately $37.5 million (based on an assumed market price of the Class A common stock of $38.25 per share) and the assumption of net liabilities of approximately $22.5 million (based on the exchange rate as of September 17, 1999). The purchase price is subject to certain post-closing adjustments. The purchase price was determined through arms-length negotiations between the parties. SFX financed the cash portion of the Apollo acquisition with borrowings under its new senior credit facility.

         The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement attached as Exhibit 10.1 to this report.

         The consolidated financial statements of Apollo Leisure Group and subsidiaries as of November 28, 1998 and for each of the two years then ended and as of and for the twenty-four weeks ended May 15, 1999 and May 16, 1998, are included as Exhibit 99.1 to this report.

ITEM 7.  EXHIBITS.

     C.  Exhibits.

         Share Purchase Agreement, dated September 17, 1999, among SFX     10.1
         Entertainment, Inc., Anita Gregg, Paul Gregg and certain other individuals set forth therein.

         Consent of Deloitte & Touche                                      23.1

         Consent of Smith Partnership                                      23.2

         Condensed Consolidated Financial Statements of Apollo             99.1
         Leisure Group and subsidiaries


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SFX ENTERTAINMENT, INC.


Dated: September 17, 1999                By: /s/ Howard J. Tytel
                                            ---------------------------------
                                         Name:  Howard J. Tytel
                                         Title: Executive Vice President
                                                General Counsel and Member
                                                of the Office of the Chairman

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                                 EXHIBIT INDEX
                                 -------------

Description                                                              Exhibit
-----------                                                              -------

Share Purchase Agreement, dated September 17, 1999, among SFX              10.1
Entertainment, Inc., Anita Gregg, Paul Gregg and certain other individuals set forth therein.

Consent of Deloitte & Touche                                               23.1

Consent of Smith Partnership                                               23.2


Condensed Consolidated Financial Statements of Apollo Leisure              99.1
Group and subsidiaries